                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31342
PROSPECTUS SUPPLEMENT NO. 8 DATED JULY 5, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000, JUNE 9, 2000 AND
JUNE 21, 2000

                      [i2 LOGO]            i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006
                                      AND
     4,605,790 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, is hereby amended to add the following information:

                                                                                 SHARES OF
                                             PRINCIPAL AMOUNT   PERCENTAGE OF   COMMON STOCK
                                              OF NOTES THAT         NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                 MAY BE SOLD       OUTSTANDING      SOLD(1)
------------------------------               ----------------   -------------   ------------
Boulder II Limited.........................     $1,850,000         *               24,344
LLT Limited................................        300,000         *                3,947
Onex Industrial Partners Limited...........      2,300,000         *               30,266
Pebble Capital Inc. .......................        100,000         *                1,315
Silvercreek Limited Partnership............      2,750,000         *               36,188

---------------

 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by each holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.